UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2011

California Pizza Kitchen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31149	95-4040623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6053 West Century Boulevard, 11th Floor Los Angeles, California	90045-6438
(Address of principal executive offices)	(Zip Code)

 (310) 342-5000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition

On February 10, 2011, California Pizza Kitchen, Inc. (the “Company”) issued a press release describing selected financial results of the Company for the quarter and fiscal year ended January 2, 2011.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (“the Board”) of California Pizza Kitchen, Inc. (the “Company”) approved performance based bonus payouts to Larry S. Flax and Richard L. Rosenfield, co-Chief Executive Officers, of $234,255 each and Susan M. Collyns, Chief Operating Officer and Chief Financial Officer, of $128,250. The bonus amounts were based on the Company’s attainment of adjusted EBITDA after pre-opening costs goals previously approved by the Committee for the three quarter performance period beginning on April 5, 2010 and ending on January 2, 2011 and are payable pursuant to the Company’s 2005 Executive Bonus Plan approved by stockholders.

On February 7, 2011, the Committee also approved cash bonuses, in lieu of stock options or other equity awards that otherwise would have been granted in 2011. The bonuses will be paid in December 2011 subject to continued service with the Company at the time of payout. Sarah A. Goldsmith-Grover, Chief Communications Officer and Senior Vice President, Marketing and Public Relations will receive $30,000 and Thomas P. Beck, Senior Vice President, Construction and Steven E. Rich, Senior Vice President, Real Estate will each receive $22,500.

On February 11, 2011, the Board approved an extension of the California Pizza Kitchen, Inc. Severance Plan (the "Plan"). The Plan was originally adopted by the Committee on April 16, 2010 and becomes effective upon the consummation of a "corporate transaction" (as defined in the Plan). As extended, the Plan will automatically terminate on the second, rather than the first, anniversary of the date on which the Plan was adopted if no corporate transaction occurs before that date. The Plan provides for severance and other benefits in the event of a qualifying termination within twelve months following a corporate transaction for employees holding the title of Vice President or above who are designated as participants by the Company's Board or the Committee. Among the participants designated by the Board are Messrs. Beck and Rich and Ms. Goldsmith-Grover.

Item 9.01           Financial Statements and Exhibits

Exhibit 99.1        Press release, dated February 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2011	California Pizza Kitchen, Inc.
a Delaware corporation

	By:	/s/ Richard L. Rosenfield
Co-Chairman of the Board, Co-Chief Executive Officer,
and Co-President

	By:	/s/ Larry S. Flax
Co-Chairman of the Board, Co-Chief Executive Officer,
and Co-President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 10, 2011